Exhibit 32.2
General Motors Acceptance Corporation

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of General Motors Acceptance Corporation (the Company) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, William F. Muir, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM F. MUIR

William F. Muir
Executive Vice President and
Chief Financial Officer
August 8, 2003